Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS THIRD QUARTER 2010 RESULTS

Acquisition provides momentum as better credit performance

continues to drive earnings

•	Financial results continued to improve with adjusted net income of $6.0 million, or $0.12 per share

•	GAAP net income was $5.5 million, or $0.11 per share

•	Continued positive trend in credit performance led by lower provision for loan losses and further reductions in non-performing assets

•	New loan originations increased 18% to $145 million

•	Bolstered liquidity and added growth capital through increase in corporate debt financing to $100 million

•	Added new growth platform through acquisition of asset-based lender with excess funding capacity

•	Increased book value per share to $10.74 driven by earnings and share buyback

Boston, November 3, 2010 – NewStar Financial, Inc. (NASDAQ: NEWS), a Boston-based commercial finance company, today reported adjusted net income for the third quarter of 2010 of $6.0 million, or $0.12 per diluted share. On a GAAP basis, the Company reported net income of $5.5 million, or $0.11 per diluted share, which reflected $0.5 million after-tax non-cash equity compensation expense related to the 2006 IPO.

“Adjusted net income (loss)” and other non-GAAP financial measures used in this release are defined under “Non-GAAP Financial Measures” on page 5. Reconciliations between GAAP and adjusted (non-GAAP) measures can be found in the attached financial tables.

“I am pleased with our results in the third quarter as operating performance showed steady improvement and credit costs trended lower. Our direct origination platform continued to gain momentum with double-digit growth in new loan volume in the quarter. We also expanded our national franchise through the recently announced acquisition of CORE Business Credit, an established asset-based lending platform,” said Tim Conway, Chairman and Chief Executive Officer. “The acquisition marks another important milestone for the company as we begin to execute our strategy to add specialized lending platforms in attractive market segments that are consistent with our core strengths and enhance our value proposition for customers.”

“The majority of our operating metrics continued to improve in the quarter and we were pleased with the quality of our earnings,” added John Bray, NewStar’s Chief Financial Officer. “We also increased the size of our corporate debt financing to maintain a conservative liquidity position, while also adding growth capital to support attractive investment opportunities like the acquisition of CORE Business Credit.

Loan Credit Quality

•	The provision for credit losses decreased 79%, or $4.3 million, to $1.2 million in the third quarter of 2010 compared to $5.5 million in the second quarter of 2010.
•	Approximately $3.2 million of additional specific reserves were established in the third quarter of 2010, down 78%, or $11.0 million, from $14.2 million in the second quarter of 2010.
•

The allowance for credit losses decreased to $91.5 million, or 5.20% of loans and 71% of NPLs, at September 30, 2010, compared to $100.7 million, or 5.53% of loans, at June 30, 2010 and $101.1 million or 4.69% of loans at September 30, 2009.

•	One new loan was placed on non-accrual status in the third quarter of 2010.
•

At September 30, 2010, loans with an aggregate outstanding balance, net of charge-offs, of $128.2 million were on non-accrual status compared to loans with an aggregate outstanding balance, net of charge-offs, of $146.5 million at June 30, 2010. Non-performing assets, net of charge-offs, specific reserves and other adjustments were $131.6 million, or 40% of their aggregate face amount, as of September 30, 2010.

•	Non-accrual loans with an outstanding balance of $100.7 million and an additional accruing loan with an outstanding balance of $8.4 million as of September 30, 2010 were also delinquent loans.
•

Net charge-offs were $10.4 million, or 2.36% of loans on an annualized basis, in the third quarter of 2010 compared to $20.8 million or 4.57% of loans on an annualized basis in the second quarter of 2010.

•	The Company owned an interest in one property valued at $3.4 million, which was included in other real estate owned (“OREO”) as of September 30, 2010.

Funding and Capital

•

Amended an existing $75 million credit facility with Fortress to increase the size to $100 million consisting of a $50 million revolving credit facility and a $50 million term loan facility, extend its maturity to August 2014, reduce pricing and remove scheduled revolver commitment reductions.

•	Approximately 94% of loans were funded by long term capital at September 30, 2010.
•

Approximately 78% of loans were funded by securitized term debt at attractive, locked-in spreads as of September 30, 2010. The ability to re-invest collections from repayments and amortization of certain of these loans represents a continuing source of funding.

•

Balance sheet leverage was 2.5x as of September 30, 2010, down slightly from 2.7x at June 30, 2010 due principally to repayment of advances under credit facilities and amortization of debt issued by CLO 2005-1.

•

Total cash and equivalents as of September 30, 2010 were $183.9 million, of which $29 million was unrestricted. Unrestricted cash decreased from approximately $40 million at June 30, 2010 and restricted cash increased from approximately $147 million to $155 million.

Managed and Owned Loan Portfolios

•	Total origination volume for the third quarter of 2010 was $145 million, which reflected improving demand for loans and increased lending activity.
•	The composition of the owned loan portfolio continued to reflect a focus on senior debt with 96% invested in 1st lien senior secured loans and debt investments at September 30, 2010.
•

The managed loan portfolio was $2.3 billion as of September 30, 2010 (down from $2.4 billion at June 30, 2010), reflecting the net impact of prepayments and scheduled amortization of existing loans, as well as charge-offs, which was partially offset by new loan origination. Managed loan portfolio was down from $2.7 billion at September 30, 2009.

•	Assets managed for the NCOF were $500 million at September 30, 2010, down 5% from June 30, 2010 and down from $544 million at September 30, 2009.
•	The owned loan portfolio was $1.8 billion as of September 30, 2010 down slightly from June 30, 2010.
•

The owned loan portfolio continued to be balanced across industry sectors and highly diversified by issuer. As of September 30, 2010, no outstanding borrowings by a single issuer represented more than 1.5% of total loans outstanding, and the ten largest issuers comprised approximately 10% of the loan portfolio.

Net Interest Income / Margin

•	Net interest income before provision for credit losses was $17.8 million for the third quarter of 2010 compared to $19.1 million for the second quarter of 2010.
•

Net interest margin decreased 12 bps to 3.63% for the third quarter of 2010 compared to 3.75% for the second quarter of 2010 and 4.16% for the third quarter of 2009 due principally to non-accrual loans and an increase in the cost of borrowings.

•	Adjusting for the impact of non-performing loans, the portfolio yield would have been 65 bps higher and net interest margin would have been 4.28%.

Non-Interest Income

•	Non-interest income was $2.5 million for the third quarter of 2010 compared to $4.7 million for the second quarter of 2010, and $0.1 million for the third quarter of 2009.
•

Non-interest income in the third quarter of 2010 consisted primarily of $0.9 million of asset management income, $0.7 million of unused fees on revolving credit commitments and $0.4 million of structuring fees.

Expenses

•	Operating expenses were up slightly to $10.0 million in the third quarter of 2010 compared to $9.5 million in the second quarter of 2010.
•	The Company had 63 employees as of September 30, 2010.

Income Taxes

•

Deferred tax asset declined to $50.2 million as of September 30, 2010 from $54.9 million as of June 30, 2010 and $56.4 million as of December 31, 2009. At September 30, 2010, the deferred tax asset was driven principally by differences in the timing of when credit costs and equity compensation expenses are recognized according to GAAP and when they are deductible for income tax.

•	Approximately $36 million and $13 million of the deferred tax asset as of September 30, 2010 was related to our allowance for credit losses and equity compensation, respectively.

Book Value

•	Book value per share was $10.74 at the end of the third quarter up from $10.53 at the end of the prior quarter primarily due to net income and share repurchases during the quarter.

Share Count

•

Average diluted shares outstanding were 50.3 million shares for the quarter compared to 51.7 million shares for the prior quarter. Total outstanding shares at September 30, 2010 were 50.9 million compared to 51.6 million at June 30, 2010.

•

Repurchased 695,873 shares of common stock at an average price of $6.93 during the third quarter and a total of 972,072 shares of common stock at an average price of $6.87 as of September 30, 2010 since the share repurchase program was launched.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 877-755-7419 approximately 5-10 minutes prior to the call. International callers should dial 973-200-3080. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through November 6, 2010 by dialing 800-642-1687. International callers should call 706-645-9291. For all replays, please use the passcode 16795363. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle markets. The Company specializes in providing senior secured debt financing for the acquisition or recapitalization of mid-sized companies and commercial real estate. NewStar originates loans directly through a team of experienced, senior bankers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $20 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT and Chicago IL. For more detailed transaction and contact information please visit www.newstarfin.com.

Contact:

Colleen M. Banse	Brian J. Fischesser
500 Boylston St., Suite 1250	500 Boylston St., Suite 1250
Boston, MA 02116	Boston, MA 02116
P. 617.848.2502	P. 617.848.2512
F. 617.848.4390	F. 617.848.4398
cbanse@newstarfin.com	bfischesser@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance, financing plans and business. As such, they are subject to material risks and uncertainties, including our limited operating history; the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2009 Annual Report on Form 10-K, as supplemented by the Risk Factors contained in our Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 with the SEC on or before November 9, 2010 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “adjusted net income” and “adjusted earnings per share” mean net income or earnings per diluted share, respectively, as determined under GAAP, excluding the following items: compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering; including the impact on our effective tax rate. GAAP requires that these items be included in net income. NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results and expenses incurred in connection with the compensation expense related to restricted stock grants made since our inception as a private company, eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of adjusted net income to net income is included on page 7 of this release.

Adjusted return on average assets means adjusted net income divided by average assets for the period. Adjusted return on average equity means adjusted net income divided by average equity for the period. Adjusted efficiency ratio means operating expenses determined in accordance with GAAP less i) compensation expense related to restricted stock grants made since our inception as a private company. The adjusted ratios exclude unique expenses that make it difficult to assess our core performance and compare our period-over-period results.

A reconciliation of our adjusted financial measures to their GAAP equivalents is included on page 11 of this release. NewStar’s adjusted financial measures should not be considered as alternatives to financial measures determined in accordance with GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

	September 30,	June 30,	December 31,	September 30,
	2010	2010	2009	2009
	($ in thousands)
Assets:
Cash and cash equivalents	$29,360	$39,970	$39,848	$31,128
Restricted cash	154,505	146,648	136,884	109,618
Investments in debt securities, available-for-sale	4,036	4,022	4,183	3,859
Loans held-for-sale, net	21,302	10,624	15,736	3,072
Loans, net	1,646,891	1,700,354	1,878,978	2,041,087
Deferred financing costs, net	17,683	19,486	18,557	19,219
Interest receivable	6,873	7,629	7,949	8,442
Property and equipment, net	760	843	976	976
Deferred income taxes, net	50,178	54,905	56,449	56,863
Income tax receivable	11,850	10,731	7,260	603
Other assets	20,868	21,600	33,252	32,703

Total assets	$1,964,306	$2,016,812	$2,200,072	$2,307,570

Liabilities:
Credit facilities	$57,823	$59,326	$91,890	135,742
Term debt	1,309,162	1,381,398	1,523,052	1,567,864
Accrued interest payable	2,893	6,179	2,774	3,408
Accounts payable	240	229	645	386
Other liabilities	47,334	26,190	31,591	38,660

Total liabilities	1,417,452	1,473,322	1,649,952	1,746,060

NewStar Financial, Inc. stockholders’ equity	546,854	543,490	546,062	557,506
Noncontrolling interest	—	—	4,058	4,004

Total stockholders' equity	546,854	543,490	550,120	561,510

Total liabilities and stockholders’ equity	$1,964,306	$2,016,812	$2,200,072	$2,307,570

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
	September 30, 2010	June 30, 2010	December 31, 2009	September 30, 2009
	($ in thousands, except per share amounts)
Net interest income:
Interest income	$27,022	$28,218	$31,943	$33,675
Interest expense	9,257	9,160	7,553	9,197

Net interest income	17,765	19,058	24,390	24,478
Provision for credit losses	1,176	5,542	39,032	32,577

Net interest income (loss) after provision for credit losses	16,589	13,516	(14,642)	(8,099)

Non-interest income:
Fee income	702	343	415	388
Asset management income	876	681	716	758
Gain (loss) on derivatives	(23)	125	41	126
Loss on sale of loans	—	(113)	—	—
Other income (expense)	949	3,727	3,274	(1,139)

Total non-interest income	2,504	4,763	4,446	133

Operating expenses:
Compensation and benefits	6,357	6,182	6,512	7,578
Occupancy and equipment	457	450	791	769
General and administrative expenses	3,233	2,911	2,257	2,580

Total operating expenses	10,047	9,543	9,560	10,927

Income (loss) before income taxes	9,046	8,736	(19,756)	(18,893)
Income tax expense (benefit)	3,583	3,310	(6,405)	(6,957)

Net income (loss) before noncontrolling interest	5,463	5,426	(13,351)	(11,936)
Net loss (income) attributable to noncontrolling interest	—	(98)	(54)	1,674

Net income (loss)	$5,463	$5,328	$(13,405)	$(10,262)

After tax adjustments to net income (loss):
IPO related compensation and benefits expense (1)	519	533	1,872	915

Adjusted net income (loss)	$5,982	$5,861	$(11,533)	$(9,347)

Net income (loss) per share:
Basic	$0.11	$0.11	$(0.27)	$(0.21)
Diluted	$0.11	$0.10	$(0.27)	$(0.21)

Weighted average shares outstanding:
Basic	49,305,989	49,822,172	49,349,508	49,173,245
Diluted	50,323,951	51,724,007	49,349,508	49,173,245

Adjusted net income (loss) per share:
Basic	$0.12	$0.12	$(0.23)	$(0.19)
Diluted	$0.12	$0.11	$(0.23)	$(0.19)

Adjusted weighted average shares outstanding:
Basic	49,305,989	49,822,172	49,349,508	49,173,245
Diluted	50,323,951	51,724,007	49,349,508	49,173,245

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Nine Months Ended September 30,
	2010	2009
	($ in thousands, except per share amounts)
Net interest income:
Interest income	$84,343	$104,626
Interest expense	31,466	34,374

Net interest income	52,877	70,252
Provision for credit losses	33,765	94,061

Net interest income after provision for credit losses	19,112	(23,809)

Non-interest income:
Fee income	1,426	1,242
Asset management income	2,208	2,218
Gain on derivatives	120	492
Loss on sale of loans	(113)	—
Other income	8,197	2,255

Total non-interest income	11,838	6,207

Operating expenses:
Compensation and benefits	18,923	19,891
Occupancy and equipment	1,551	2,330
General and administrative expenses	8,909	10,654

Total operating expenses	29,383	32,875

Income (loss) before income taxes	1,567	(50,477)
Income tax expense (benefit)	520	(17,948)

Net income (loss) before noncontrolling interest	1,047	(32,529)
Net loss (income) attributable to noncontrolling interest	(187)	1,674

Net income (loss)	$860	$(30,855)

After tax adjustments to net income (loss):
IPO related compensation and benefits expense (1)	1,738	3,928

Adjusted net income (loss)	$2,598	$(26,927)

Net (income) loss per share:
Basic	$0.02	$(0.63)
Diluted	$0.02	$(0.63)

Weighted average shares outstanding:
Basic	49,686,636	49,041,700
Diluted	50,320,029	49,041,700

Adjusted net income (loss) per share:
Basic	$0.05	$(0.55)
Diluted	$0.05	$(0.55)

Adjusted weighted average shares outstanding:
Basic	49,686,636	49,041,700
Diluted	50,320,029	49,041,700

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

Three Months Ended
September 30, 2010	June 30, 2010	December 31, 2009	September 30, 2009
($ in thousands)
Performance Ratios:
Return on average assets	1.11%	1.05%	(2.36)%	(1.74)%
Return on average equity	3.97	3.94	(9.52)	(7.19)
Net interest margin, before provision	3.63	3.75	4.31	4.16
Efficiency ratio	49.57	40.23	33.22	41.57
Loan portfolio yield	5.87	5.94	5.98	5.99

Credit Quality Ratios:
Delinquent loan rate (at period end)	6.21%	6.63%	6.15%	6.91%
Delinquent loan rate for accruing loans 60 days or more past due (at period end)	0.48	0.65	0.99	1.69
Non-accrual loan rate (at period end)	7.29	8.04	8.08	6.84
Non-performing asset rate (at period end)	7.47	8.21	8.55	7.08
Annualized net charge off rate (end of period loans)	2.36	4.57	5.06	3.27
Annualized net charge off rate (average period loans)	2.29	4.39	4.82	3.18
Allowance for credit losses ratio (at period end)	5.20	5.53	5.68	4.69

Capital and Leverage Ratios:
Equity to assets	27.84%	26.95%	24.87%	24.20%
Debt to equity	2.50	x	2.65	x	2.96	x	3.06	x
Book value per share	$10.74	$10.53	$10.92	$11.34

Average Balances:
Loans and other debt products, gross	$1,819,729	$1,901,190	$2,116,423	$2,228,018
Interest earning assets	1,943,908	2,041,022	2,244,964	2,333,502
Total assets	1,958,294	2,039,860	2,253,274	2,345,793
Interest bearing liabilities	1,368,784	1,462,981	1,648,877	1,738,064
Equity	545,768	542,870	558,570	566,078

Allowance for credit loss activity:
Balance as of beginning of period	$100,729	$115,952	$101,117	$86,340
General provision (credit) for credit losses	(1,991)	(8,699)	(1,002)	(703)
Specific provision for credit losses	3,167	14,241	40,034	33,280
Net charge offs	(10,437)	(20,765)	(25,679)	(17,800)

Balance as of end of period	$91,468	$100,729	$114,470	$101,117

Supplemental Data (at period end):
Investments in debt securities, gross	$6,509	$6,552	$6,635	$6,704
Loans held-for-sale, gross	21,679	10,846	15,990	3,162
Loans held-for-investment, gross	1,757,958	1,820,985	2,013,588	2,157,696

Loans and investments in debt securities, gross	1,786,146	1,838,383	2,036,213	2,167,562
Unused lines of credit	181,892	205,740	230,838	243,311
Standby letters of credit	9,929	11,506	18,771	22,235

Total funding commitments	$1,977,967	$2,055,629	$2,285,822	$2,433,108

Loan portfolio	$1,786,146	$1,838,383	$2,036,213	$2,167,562
Loans owned by NewStar Credit Opportunities Fund	499,886	524,726	542,504	543,645

Managed loan portfolio	$2,286,032	$2,363,109	$2,578,717	$2,711,207

Loans held-for-sale, gross	$21,679	$10,846	$15,990	$3,162
Loans held-for-investment, gross	1,757,958	1,820,985	2,013,588	2,157,696

Total loans, gross	1,779,637	1,831,831	2,029,578	2,160,858
Deferred fees, net	(20,926)	(20,911)	(20,999)	(16,560)
Allowance for loan losses—general	(32,242)	(34,361)	(38,485)	(39,114)
Allowance for loan losses—specific	(58,276)	(65,581)	(75,380)	(61,025)

Total loans, net	$1,668,193	$1,710,978	$1,894,714	$2,044,159

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Nine Months Ended September 30,
	2010	2009
	($ in thousands)
Performance Ratios:
Return on average assets	0.06%	(1.69)%
Return on average equity	0.21	(7.16)
Net interest margin, before provision	3.46	3.88
Efficiency ratio	45.54	42.08
Loan portfolio yield	5.91	6.05

Credit Quality Ratios:
Annualized net charge off rate (end of period loans)	4.32	2.91
Annualized net charge off rate (average period loans)	4.00	2.73

Average Balances:
Loans and other debt products, gross	$1,904,756	$2,304,400
Interest earning assets	2,043,488	2,423,370
Total assets	2,045,206	2,445,755
Interest bearing liabilities	1,465,406	1,827,003
Equity	545,820	576,465

Allowance for credit loss activity:
Balance as of beginning of period	$114,470	$53,977
General provision (credit) for credit losses	(5,935)	1,621
Specific provision for credit losses	39,700	92,440
Net charge offs	(56,767)	(46,921)

Balance as of end of period	$91,468	$101,117

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Three Months Ended
	September 30, 2010	June 30, 2010	December 31, 2009	September 30, 2009
	($ in thousands)
Performance Ratios:
Return on average assets	1.21%	1.15%	(2.03)%	(1.58)%
Return on average equity	4.35	4.33	(8.19)	(6.55)
Efficiency ratio	45.33	36.58	28.21	35.77

Consolidated Statement of Operations Adjustments (1):
Operating expenses	$10,047	$9,543	$9,560	$10,927
Less: IPO related compensation and benefits expense (2)	860	865	1,440	1,524

Adjusted operating expenses	$9,187	$8,678	$8,120	$9,403

(1)	Adjustments are pre-tax.

(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Nine Months Ended September 30,
	2010	2009
	($ in thousands)
Performance Ratios:
Return on average assets	0.17%	(1.47)%
Return on average equity	0.64	(6.25)
Efficiency ratio	41.12	36.92

Consolidated Statement of Operations Adjustments (1):
Operating expenses	$29,383	$32,875
Less: IPO related compensation and benefits expense (2)	2,850	4,025

Adjusted operating expenses	$26,533	$28,850

(1)	Adjustments are pre-tax.

(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

	September 30, 2010		June 30, 2010		December 31, 2009		September 30, 2009
	($ in thousands)
Portfolio Data:
First mortgage	$270,029	15.1%	$295,883	16.1%	$306,075	15.0%	$335,236	15.5%
Senior secured asset-based	7,006	0.4	7,973	0.4	26,463	1.3	31,472	1.5
Senior secured cash flow	1,443,526	80.8	1,464,366	79.7	1,621,816	79.6	1,715,157	79.1
Senior subordinated asset-based	28,077	1.6	28,222	1.5	40,810	2.0	40,984	1.9
Senior subordinated cash flow	3,357	0.2	3,357	0.2	—	—	—	—
Second lien	33,442	1.9	37,873	2.1	33,680	1.7	37,298	1.7
Mezzanine/subordinated	709	—	709	—	7,369	0.4	7,415	0.3

Total	$1,786,146	100.0%	$1,838,383	100.0%	$2,036,213	100.0%	$2,167,562	100.0%

Middle Market Corporate	$1,502,588	84.1%	$1,528,648	83.2%	$1,715,554	84.3%	$1,813,799	83.7%
Commercial Real Estate	283,558	15.9	309,735	16.8	320,659	15.7	353,763	16.3

Total	$1,786,146	100.0%	$1,838,383	100.0%	$2,036,213	100.0%	$2,167,562	100.0%